Exhibit 99.1

Contact:	Robert P. Borchert
VP-Investor Relations
(404) 728-2906
robert.bottrchert@ndchealth.com

NDCHealth Announces Results to Date of Tender Offer and

Execution of Supplemental Indenture

ATLANTA – December 22, 2005 – NDCHealth Corporation (NYSE: NDC) announced today the results to date of the previously announced tender offer and consent solicitation for its $200 million outstanding of 10 1/2% senior subordinated notes due 2012. As of 5:00 p.m. New York City time on December 21, 2005, the company received valid tenders and consents from holders of $122.6 million in aggregate principal amount of the Notes, representing approximately 61.3% of the outstanding Notes.

Accordingly, the requisite consents to adopt the proposed amendments to the indenture governing the Notes, including shortening the redemption notification period from 30 days to three days, have been received, and a supplemental indenture to effect the proposed amendments described in the Offer to Purchase and Consent Solicitation Statement dated December 9, 2005 has been executed. Adoption of the proposed amendments required the consent of holders of at least a majority of the aggregate principal amount of the outstanding Notes. As the company has executed the supplemental indenture, tendered Notes may no longer be withdrawn and consents delivered may no longer be revoked, except in the limited circumstances described in the Offer to Purchase and Consent Solicitation Statement. However, the amendments will not become operative until the Notes are accepted for payment pursuant to the terms of the tender offer.

Holders still have until 5:00 p.m. New York City time today, December 22, 2005, the consent payment deadline, to tender and receive the total consideration, which includes the consent payment. The tender offer remains open and is scheduled to expire at 12:00 midnight, New York City time, on Monday, January 9, 2006, unless extended. The completion of the tender offer and consent solicitation is subject to the satisfaction or waiver by the company of a number of conditions, as described in the Offer to Purchase and Consent Solicitation Statement.

Copies of the Offer to Purchase and Consent Solicitation Statement may be obtained from MacKenzie Partners, Inc., the information agent for the transaction, at (800) 322-2885 (US toll free) or, for bankers and brokers (212) 929-5500. Questions may be directed to Banc of America Securities LLC, High Yield Special Products, at (888) 292-0070 (US toll-free) and (704) 388-9217 (collect).

This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of management of both NDCHealth and Per-Se Technologies. There are a number of risks and uncertainties that could cause actual results to differ materially from the expectations of management. You are encouraged to consult the filings which each of NDCHealth and Per-Se make with the Securities and Exchange Commission for more information concerning such risks and uncertainties. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release.

This announcement is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to any securities. The tender offer and consent solicitation are being made solely by the Offer to Purchase and Consent Solicitation Statement dated December 9, 2005. The CUSIP numbers for the subordinated senior notes are 639480AC6 and 639480AB8.

This communication is being made in respect of the proposed merger involving NDCHealth Corporation and Per-Se Technologies. This communication shall not constitute an offer of any securities for sale. Per-Se and NDCHealth have filed with the SEC a registration statement on Form S-4 that includes a joint proxy statement/prospectus and other relevant documents concerning the proposed merger. Stockholders of NDCHealth and Per-Se are urged to read the registration statement and the joint proxy statement/prospectus, and any other relevant documents filed with the SEC, because they contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from NDCHealth’s website (www.ndchealth.com) under the tab “Investor Relations” through the “SEC Filing” link or from Per-Se’s website (www.per-se.com) under the tab “Investors” through the “SEC Filing” link.